Exhibit 1.3

APPROVED

BY GENERAL MEETING OF SHAREHOLDERS OF MOBILE TELESYSTEMS
PUBLIC JOINT STOCK COMPANY

AUGUST 25, 2015, MINUTES NO.36

ALTERATIONS AND AMENDMENTS TO THE CHARTER
OF MOBILE TELESYSTEMS

PUBLIC JOINT STOCK COMPANY

Add the subparagraph to paragraph 1.9 of the Charter of Mobile TeleSystems Public Joint Stock Company “Information about the Company’s reorganization and legal successions” as follows:

(62)       The Company is a legal successor of all rights and obligations to Joint Stock Company “Penza-GSM” (registered with the Administration of the Oktiabrskii District of Penza city on June 27, 1997 under No. 116 and entered into the Unified State Register of Legal Entities on August 12, 2002 by the Russian Federal Tax Service Inspectorate for the Oktiabrskii District of Penza city under Primary State Registration Number 1025801201062), reorganized by way of merger with Mobile TeleSystems Public Joint Stock Company.

(63)       The Company is a legal successor of all rights and obligations to Joint Stock Company “SMARTS-Ivanovo” (registered with the Federal Tax Service Inspectorate for the Leninskii District of Samara city on August 24, 2012 and entered into the Unified State Register of Legal Entities on August 24, 2012 by the Federal Tax Service Inspectorate for the Leninskii District of Samara city under Primary State Registration Number 1126315004694), reorganized by way of merger with Mobile TeleSystems Public Joint Stock Company.

(64)       The Company is a legal successor of all rights and obligations to Joint Stock Company “SMARTS-Ufa” (registered with the Federal Tax Service Inspectorate for the Leninskii District of Samara city on August 24, 2012 and entered into the Unified State Register of Legal Entities on August 24, 2012 by the Federal Tax Service Inspectorate for the Leninskii District of Samara city under Primary State Registration Number 1126315004727), reorganized by way of merger with Mobile TeleSystems Public Joint Stock Company.

President
of Mobile TeleSystems
Public Joint Stock Company	A.A. Dubovskov